UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): JUNE 29, 2007

CENTERLINE HOLDING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue, New York, NY 10022
(Address of Principal Executive Offices)	(Zip Code)

212-317-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 29, 2007, American Mortgage Acceptance Company (“AMAC”) and Centerline Holding Company (the “Registrant”), the parent of AMAC’s external advisor, Centerline/AMAC Manager Inc., entered into a Third Amendment (the “Third Amendment”) to the Loan Agreement, dated June 30, 2004 between the Registrant, as lender, and AMAC, as borrower, as amended ( the “Loan Agreement”).  The Third Amendment increases available borrowing under the Loan Agreement from $50 million to $80 million and extends the term of the Loan Agreement until June 30, 2008, and bears interest at LIBOR plus 300 basis points.  The Third Amendment also revises the financial covenants as described in Exhibit A to the Third Amendment.

The Third Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Third Amendment is qualified in its entirety by reference to the full text of such Agreement.

Item 9.01.Financial Statements and Exhibits

(a).           Financial Statements

Not Applicable.

(b).           Pro Forma Financial Information

Not Applicable.

(c).           Exhibits

Exhibit 10.1                                Third Amendment to the Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTERLINE HOLDING COMPANY
(Registrant)

By:	/s/ Marc D. Schnitzer
Name: Marc D. Schnitzer
Title: Chief Executive Officer

July 2, 2007